UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Skye Bioscience, Inc. (the “Company”) on August 21, 2023 (the “Original Form 8-K”) to provide a description of the compensation arrangements with Paul Grayson made in connection with his appointment as a member of the Company’s Board of Directors (the “Board”). At the time of the filing of the Original Form 8-K, the terms of such compensation arrangements had yet to be definitely determined. This Amendment No. 1 does not amend, modify or supplement the Original Form 8-K in any other respect.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
In accordance with the closing of the Merger, Andrew Schwab and Paul Grayson were appointed to the Board.
Andrew Schwab (Age 52). Andrew Schwab is a Founding Partner and Managing Member of 5AM Venture Management, LLC, a venture capital firm. Prior to founding 5AM Venture Management, LLC in June 2002, Mr. Schwab was a Principal at Bay City Capital, a life sciences investment firm, where he was involved with companies such as Cubist Pharmaceuticals, Inc., PTC Therapeutics, Inc., Symyx Technologies, Inc. and Syrrx, Inc. Previously, Mr. Schwab was Vice President of Business Development at Digital Gene Technologies, Inc. and a Vice President in the life science investment banking group of Montgomery Securities. At 5AM, he has led the firm’s investments in and served on the boards of Bird Rock Bio, Inc., BlueLight Therapeutics, Inc, Camp4 Therapeutics Corporation, Cleave Therapeutics, Inc., DVS Sciences, Inc. (which was acquired by Fluidigm Corporation), Escient Pharmaceuticals, Inc., Enliven Therapeutics, Inc., Fellow Health, Inc., Flexion Therapeutics, Inc., Ikaria, Inc. (which was acquired by Mallinckrodt plc and spun out Bellerophon Therapeutics, Inc.), Ilypsa, Inc. (which was acquired by Amgen, Inc.), Miikana Therapeutics, Inc. (which was acquired by EntreMed, Inc.), Novome Biotechnologies, Inc., Panomics Inc. (which was acquired by Affymetrix, Inc.), Pear Therapeutics, Inc., Precision NanoSystems, Inc. (which was acquired by Danaher Corporation), Purigen Biosystems, Inc., Synosia Therapeutics Holding AG (which was acquired by Biotie Therapies Corp.), Rarecyte, Inc., The Assay Depot (d.b.a. Scientist.com), TMRW Life Sciences, Inc., Viveve Medical, Inc. and 5:01 Acquisition Corp. Mr. Schwab also currently serves on the boards of trustees of the California Academy of Sciences and Davidson College. He holds a B.S. degree with Honors in Genetics & Ethics from Davidson College.
Paul Grayson (Age 59). Paul Grayson has served as President and Chief Executive Officer of Tentarix Biotherapeutics Inc., a biotechnology company, since July 2020 and as President and Chief Executive Officer of Bird Rock Bio, Inc., a clinical stage biopharmaceutical company, from June 2011 until its acquisition by the Company. From November 2019 to July 2020, Mr. Grayson also served as a partner at Versant Ventures, a venture capital firm. Mr. Grayson currently serves on the board of directors for several private companies, including Pipeline Therapeutics and Tentarix Biotherapeutics. He received a Bachelor of Arts in Biochemistry and Computer Science from the University of California, Los Angeles and a Master of Business Administration from the University of California, Irvine.
There are no arrangements or understandings between Mr. Schwab or Mr. Grayson and any other person pursuant to which such individual was appointed as a director of the Company. Except as disclosed herein, None of Mr. Schwab or Mr. Grayson is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Board Committees
In connection with the closing of the Merger, Mr. Schwab was appointed to the compensation committee of the Board.
Indemnification Agreements
In connection with Mr. Schwab and Mr. Grayson’s appointment to the Board, each of Mr. Schwab and Mr. Grayson entered into a customary indemnification agreement with the Company. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensation
On August 25, 2023, based on the recommendation of the Compensation Committee of the Board, the Board approved the following compensation arrangements with Mr. Grayson in connection with his appointment to the Board: (i) a sign on bonus of $350,000 and (ii) 18,132,596 performance based restricted stock units of the Company (“RSUs”). The RSUs vest on the following performance milestones: 25% vests upon the Company achieving a market cap of $125 million, an additional 25% vests upon achieving the Company achieving a market cap of $250 million, an additional 25% vests upon the Company achieving a market cap of $400 million, and an additional 25% vest at an exit of $500 million or greater; provided, however, that no RSUs shall vest until the compensation committee of the Company determines that shares can be sold into the market to cover withholding tax obligations associated with the vesting of the RSUs. Notwithstanding anything to the foregoing, all of the RSUs shall vest if the Company achieves an exit greater than $500 million at an earlier date.
Additionally, subject to stockholder and board approval of an amendment (the “Amendment”) to the Company’s 2014 Amended and Restated Omnibus Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan, the Board approved a grant of an additional 43,430,161 performance based RSUs to Mr. Grayson. Subject to approval of the Amendment, these additional RSUs vest on the following performance milestones: 25% vests upon the Company achieving a market cap of $125 million, an additional 25% vests upon achieving the Company achieving a market cap of $250 million, an additional 25% vests upon the Company achieving a market cap of $400 million, and an additional 25% vest at an exit of $500 million or greater; provided, however, that no RSUs shall vest until the compensation committee of the Company determines that shares can be sold into the market to cover withholding tax obligations associated with the vesting of the RSUs. Notwithstanding anything to the foregoing, all of the RSUs will vest if the Company achieves an exit greater than $500 million at an earlier date.
Mr. Schwab's compensation will be consistent with that provided to all of the Company’s non-employee directors, other than Mr. Grayson.
Additionally, on August 25, 2023, consistent with the Company's director compensation policy, the Company approved the issuance of 7,363,460 options to its non-employee directors and, subject to stockholder and board approval of the Amendment, 17,636,540 options to its non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: August 31, 2023	/s/ Kaitlyn Arsenault
Name: Kaitlyn Arsenault
Title: Chief Financial Officer